UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2004

WILSON BROTHERS USA, INC.

(Exact name of registrant as specified in its charter)

Illinois	1-3329	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1072 U.S. Highway 175 Kaufman, Texas	75142
(Address of principal executive offices)	(Zip Code)

(972) 962-5484

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2004, Wilson Brothers USA, Inc. (the “Company”) together with Numo Manufacturing, Inc., a wholly-owned subsidiary of the Company (“Numo”), and John H. Sanford, the Company’s Chief Executive Officer and Chief Financial Officer, entered into a series of transactions to restructure Numo’s outstanding mortgages covering its manufacturing facility in Kaufman, Texas (the “Refinancing Transaction”). The material agreements relating to the Refinancing Transaction include the Business Loan Agreement, dated November 15, 2004, between Numo and Zions First National Bank (“Zions Bank,” and such agreement, the “Bank Loan Agreement”) and the 504 Loan Agreement, dated November 15, 2004, between Numo, in participation with the U.S. Small Business Administration (the “SBA”), and Greater East Texas Certified Corporation (the “CDC,” and such agreement, the “SBA Loan Agreement”). The terms of the Bank Loan Agreement, the SBA Loan Agreement and of the Refinancing Transaction are described in Item 2.03 of this report, which is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Refinancing Transaction, the terms of the Deed of Trust Note between Numo and Graham Mortgage Company (“Graham Mortgage”) were terminated when Numo repaid the $1,520,837.91 outstanding principal balance and accrued interest on Numo’s existing $1.5 million first tier mortgage with Graham Mortgage Corporation (the “GMC Mortgage”). The Company and Mr. Sanford were guarantors of the GMC Mortgage. Pursuant to the terms of the Deed of Trust Note governing the GMC Mortgage, Numo became obligated for a prepayment fee of $60,000, which will be paid by Numo in monthly installments of $5,000 plus interest over the next 12 months.

Item 2.03 Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 15, 2004, Numo entered into the Bank Loan Agreement, the SBA Loan Agreement and other related documents to consummate the Refinancing Transaction. The Company and Mr. Sanford became guarantors of Numo’s obligations created by the Bank Loan Agreement, the SBA Loan Agreement and the related documents.

The Refinancing Transaction is structured in two stages. The first stage of the Refinancing Transaction included: (1) a $1.125 million 20-year loan with Zions Bank governed by the Bank Loan Agreement (the “Bank Loan”) and (2) a short-term bridge financing covering $400,000 (the “Bridge Financing”). Numo’s obligations under the promissory notes issued in the Bridge Financing are not guaranteed by the Company or Mr. Sanford. Proceeds from the Bank Loan and the Bridge Financing were used by Numo to repay in full the GMC Mortgage. In the second phase of the Refinancing Transaction, CDC has agreed to lend Numo $927,000 upon satisfaction of certain conditions described in the SBA Loan Agreement (the “CDC Loan”). CDC will issue a debenture, which will be guaranteed by the SBA, to fund the CDC Loan. Upon funding, Numo will issue a promissory note to CDC for the full amount of the CDC Loan, plus interest. The proceeds from the CDC Loan received by Numo will be used to repay its existing second tier mortgage with The CIT Group/Commercial Services, Inc., which is not guaranteed by the Company or Mr. Sanford, and the amounts owed to the participants in the Bridge Financing. Funding of the CDC Loan and repayment of these obligations is expected to occur during the first quarter of 2005.

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The material terms of the Bank Loan Agreement and the SBA Loan Agreement are as follows:

Bank Loan Agreement. Numo is required to repay the Bank Loan through 240 monthly installments of $8,790.30 beginning January 1, 2005. The interest rate applied to the promissory note will be 2.000 percentage points over the index identified in the promissory note, or 7.000% per annum. Numo may repay the Bank Loan in full, subject to certain prepayment fees. The Bank Loan is secured by a first tier lien covering Numo’s manufacturing facility in Kaufman, Texas.

In accordance with the terms of the Bank Loan Agreement, if an Event of Default occurs, after expiration of the cure period, if any, Zions Bank may increase the interest rate on the promissory note issued to Zions Bank to 5.000 percentage points above the index, if permitted under applicable law, and may immediately accelerate repayment of the Bank Loan. Events of Default include, without limitation, (i) nonpayment of, or failure to perform any, obligations evidenced or secured by the Bank Loan; (ii) the breach of any covenant contained in the Bank Loan Agreement or any related documents; (iii) any material false or misleading warranty, representation or statement made or furnished to Zions Bank by Numo or on Numo’s behalf; (iv) Numo’s dissolution or insolvency or the filing or commencement of any bankruptcy proceeding; (v) a material adverse change in Numo’s financial condition or if Zions Bank believes the prospect of payment or performance of the Bank Loan is impaired; or (vi) the default by Numo, the Company or Mr. Sanford in the payment of any indebtedness or in the performance of any obligation under other agreements that may materially effect such entity or person’s ability to perform their respective obligations under the terms of the Bank Loan Agreement and the related documents.

SBA Loan Agreement. The CDC Loan is to be repaid in monthly installments for a period of 20 years. Numo will be required to make monthly payments plus interest and to pay certain servicing fees and a fee relating to the SBA guarantee. The terms of the debenture, once finalized, will establish the amount of the monthly payments for the CDC Loan. Interest will be payable on the unpaid principal balance of the promissory note at a rate established by the terms of the debenture, once finalized, based on 10 year treasury market rates plus a spread. Numo may repay the CDC Loan in full, subject to certain prepayment fees. The CDC Loan is subordinated to the Bank Loan and secured by a second tier lien covering Numo’s manufacturing facility in Kaufman, Texas.

CDC may immediately accelerate repayment of the CDC Loan in the event Numo defaults. A default includes, without limitation, (i) Numo’s failure to make payment under the promissory note; (ii) Numo’s default on any other loan or agreement with another creditor, if CDC believes such default may materially affect Numo’s ability to repay the promissory note; (iii) Numo’s failure to disclose material information to CDC or the SBA; (iv) Numo’s dissolution or insolvency or its filing or commencement of any bankruptcy proceeding; and (v) any adverse change in Numo’s condition or business operation that CDC believes may materially affect Numo’s ability to repay the promissory note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BROTHERS USA, INC.

Date: November 19, 2004	By:	/s/ John H. Sanford
John H. Sanford
Chief Executive Officer and
Chief Financial Officer

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